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                                                                     Exhibit 5

                             Ogden Newell & Welch
                              1700 Citizens Plaza
                           500 West Jefferson Street
                          Louisville, Kentucky 40202


                              ____________, 2000



Ocean West Holding Corporation
15991 Redhill Avenue, Suite 110
Tustin, California 92780

     RE: Registration Statement on Form S-1


Members of the Board of Directors:

     This letter is in response to your request for our opinion in connection with the Registration Statement on Form S-1 under the Securities Act of 1933, as amended, of Ocean West Holding Corporation (the "Corporation"). We have examined the following documents of the Corporation:

     1.  Certificate of Incorporation of the Corporation filed __________, 2000;

     2.  Bylaws of the Corporation;

     3. Resolutions of the Corporation reflecting various actions by the Board of Directors and Shareholders thereof; and

     4. Such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed.

     We have assumed the genuineness of the signatures on all documents renewed and the authenticity of such documents and that the documents submitted to us as copies conform to the originals. We have relied on certificates of public officials and upon certificates of the officers and directors of the Corporation.

     Based on the foregoing, we are of the opinion that the Common Shares of the Corporation to be registered under the registration statement described above, if issued in accordance therewith and the documents listed herein, will be legally issued, fully paid and non-assessable under Delaware law.
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Ocean West Holding Corporation
-----------, 2000
Page 2


     We give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to the registration statement referred to above.


                                       Sincerely yours,



                                       Ogden Newell & Welch